UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2005

Homestore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendment to Bylaws
Item 9.01 Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 3.1

Item 5.03 Amendment to Bylaws

On April 4, 2005, the Board of Directors of Homestore, Inc. (the “Company”) approved amendments to the Company’s Bylaws (the “Bylaws”) required by the finalization of its class action settlement with the California State Teachers’ Retirement System. The amendments are effective as of April 4, 2005. The provisions of the Bylaws amended are as follows:

(i) Header – The header was amended to reflect the previous name change of the Company to Homestore, Inc., and that the Bylaws were adopted effective April 4, 2005.

(ii) Section 2.1 – A provision was added providing that the number of directors shall not be increased above eleven (11) directors nor decreased below seven (7) directors without stockholder approval.

(iii) Section 4.1 – A provision was added providing that the same person shall not serve as Chairperson of the board of directors and as any of the Chief Executive Officer, President, Vice President, Secretary, Treasurer, or any other officer of the Company, except that the Chief Executive Officer may serve as Chairperson of the board on an interim basis not to exceed six months.

(iv) Section 4.2 – A provision was added providing that the Chief Executive Officer may not serve as Chairperson of the board of directors for a period exceeding six months.

The Bylaws, as amended by the Company’s Board of Directors on April 4, 2005, are attached to this Form 8-K as Exhibit 3.1.

Item 9.01 Exhibits

(c)	Exhibits

3.1	Bylaws of Homestore, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.
Date: April 7, 2005	By:	/s/ Michael R. Douglas
Michael R. Douglas
Executive Vice President and General Counsel

EXHIBIT INDEX

3.1	Bylaws of Homestore, Inc.